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                                                                   Exhibit 10.26

                               JUNE 1998 AMENDMENT
                    TO AMENDED AND RESTATED CREDIT AGREEMENT


                  THIS AMENDMENT, dated as of this 10th day of June, 1998 among MOVADO GROUP, INC., a New York corporation (the "Borrower"); each of the Lenders which is a signatory to the Credit Agreement referred to below; THE CHASE MANHATTAN BANK, as Agent, as Swingline Bank and as Issuing Bank; and FLEET BANK, N.A., as Co-Agent.

                              Preliminary Statement

                  A. Reference is made to the Amended and Restated Credit Agreement dated as of July 23, 1997 (the "Original Credit Agreement") among the Borrower, the Lenders signatory thereto, The Chase Manhattan Bank, as Agent, as Swingline Bank and as Issuing Bank, and Fleet Bank, N.A., as Co-Agent. The Original Agreement was amended by an Amendment dated as of August 5, 1997 (the "August 1997 Amendment"). The Original Credit Agreement, as amended by the August 1997 Amendment, will be called herein the "Credit Agreement". All capitalized terms used herein and not defined shall have the respective meanings ascribed to them in the Credit Agreement.

                  B. As more particularly stated therein, the Credit Agreement provides for the extension by the Lenders to the Borrower of a revolving credit facility in the maximum principal amount of $90,000,000. Such credit facility includes a multicurrency component, by which the Borrower may obtain credit of up to the equivalent of $30,000,000 in Swiss francs.

                  C. The Borrower has requested that it be permitted to obtain credit under such revolving credit facility in Japanese Yen, up to a equivalent of $5,000,000, on substantially the same terms that are provided in the Credit Agreement for extensions of credit in Swiss francs (and, in all events, without any increase in the Total Revolving Credit Commitment).


                  NOW, THEREFORE, for ten dollars and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

ARTICLE 1.        PARTICULAR AMENDMENTS

                  Section 1.1. Definition. Section 1.01 of the Credit Agreement is hereby amended by adding the following definition:

                  "'Japanese Yen' means lawful money of Japan."

                  Section 1.2. Credit in Japanese Yen. (a) In the first sentence of Section 2.01 of the Credit Agreement, the phrase "in dollars or Swiss francs" is hereby changed to read "in dollars or Swiss francs or Japanese Yen".

                           (b) Also in that same sentence of Section 2.01,
clause "(iii)" is hereby changed to be clause "(iv)", and the following is hereby added as new clause (iii):

                           "(iii) the Dollar Equivalent of such Lender's
                  outstanding Japanese Yen Loans being in excess of such Lender's Pro-Rata Percentage of $5,000,000, or".

                           (c) Section 2.02(c) of the Credit Agreement is hereby
changed to read as follows:


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                           "(c) Except with respect to Syndicated Loans that are
                  L/C Reimbursement Loans, each Lender shall make each Syndicated Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account as the Agent may designate not later than 12:00 (noon), New York City time, in the case of fundings in dollars to an account in New York City, or 11:00 a.m., local time, in the case of fundings in Swiss francs to an account in London or Switzerland, or 11:00 a.m., Tokyo time, in the case of fundings in Japanese Yen to an account in Tokyo, and the Agent shall promptly credit the amounts so received to an account in the name of the Borrower maintained with the Agent in New York City or London or Tokyo (as the case may be) or to another account designated by the Borrower in writing and approved by the Agent, or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders."

                           (d) In the second sentence of Section 2.03 of the
Credit Agreement, clause (f) is hereby changed to read as follows:

                  "(f) whether such Borrowing is to be a Borrowing denominated in dollars or a Swiss Franc Borrowing or a Japanese Yen Borrowing;".

                           (e) The second sentence of Section 2.14(a) of the
Credit Agreement is hereby changed to read as follows:

                  "Each such payment (other than Issuing Bank Fees, which shall be paid directly to the Issuing Bank) shall be made to the Agent at its offices at 270 Park Avenue, New York, New York (or in the case of Swiss Franc Loans, at its offices at Trinity Tower, 9 Thomas More Street, London England, E19YT; or in the case of Japanese Yen Loans, at its offices at Akasaka Park Building, 12th Floor, 5-2-20 Akasaka Minato-ku, Tokyo 107, Japan) or to such other address as the Agent may designate to the Borrower in writing."

                           (f) In the first sentence of Section 3.01 of the
Credit Agreement, the phrase "in dollars or Swiss francs" is hereby changed to read "in dollars or Swiss francs or Japanese Yen".

                           (g) The last sentence of Section 2.02(a) of the
Credit Agreement is hereby amended to read as follows:

                  "Except for Syndicated Loans that are L/C Reimbursement Loans and Syndicated Loans that are made pursuant to Section 2.05(a) in order to refinance Swingline Loans, the Syndicated Loans comprising any Borrowing shall be in an aggregate principal amount that is an integral multiple of $500,000 (in the case of each Borrowing of dollars or of Swiss francs) or $100,000 (in the case of each Borrowing of Japanese Yen), and not less than $1,000,000 (in the case of each ABR Borrowing) or $2,500,000 (in the case of each LIBOR Borrowing of dollars) or the Swiss Franc Equivalent of $1,250,000 (in the case of each Swiss Franc Borrowing) or the Japanese Yen Equivalent of $250,000 (in the case of each Japanese Yen Borrowing)."

                           (h) In the definition of "L/C Exposure" in Section
1.01, the phrase "plus the Dollar Equivalent at such time of the aggregate undrawn amount of all outstanding Letters of Credit that are denominated in Japanese Yen" is hereby added at the end of clause (a); and the phrase "plus the Dollar Equivalent at such time of the aggregate principal amount of all L/C

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Disbursements denominated in Japanese Yen that have not yet been reimbursed at such time" is hereby added at the end of clause (b).

                           (i) In the definition of "Syndicated Loan Exposure"
in Section 1.01, the phrase "plus the Dollar Equivalent at such time of the aggregate principal amount of all outstanding Syndicated Loans of such Lender that are Japanese Yen Loans" is hereby added at the end thereof.

                           (j) In the definition of "Type" in Section 1.01, the
phrase "and Japanese Yen" is hereby added at the end thereof.

                  Section 1.3. Conforming Changes. With respect to each Borrowing that is requested in Japanese Yen and with respect to each Letter of Credit issued in Japanese Yen, the phrase "Swiss Franc" and the phrase "Swiss francs" shall be deemed to mean "Japanese Yen" in each and every instance in the Credit Agreement where such phrase is used (except for the instances specified in Section 1.2 of this Amendment). Without limiting the generality of the immediately preceding sentence, with respect to each such Borrowing and each such Letter of Credit, the phrase "Swiss Franc Borrowing" shall mean "Japanese Yen Borrowing"; the phrase "Swiss Franc Loans" shall mean "Japanese Yen Loans"; the phrase "Swiss francs" shall mean "Japanese Yen"; and the phrase "Swiss Franc Equivalent" shall mean "Japanese Yen Equivalent".

                  Section 1.4. Authorization Letter. The authorization letter as to oral instructions that was executed and delivered by the Borrower to the Agent on the Closing Date (in the form of Exhibit B to the Credit Agreement) is hereby amended by adding to the list of names set forth therein the name of Mr. Hideaki Moriya.


ARTICLE 2.        MATTERS GENERALLY

                  Section 2.1. Representations and Warranties. The Borrower hereby represents and warrants that:

                           (a) All the representations and warranties set forth
                  in the Credit Agreement are true and complete on and as of the date hereof (with the same effect as though made on and as of such date).

                           (b) No Default or Event of Default exists.

                           (c) The Borrower has no offset or defense with
                  respect to any of its obligations under the Credit Agreement or any of the Notes or any other Facility Document, and no claim or counterclaim against any Lender, the Swingline Bank, the Issuing Bank, the Agent or the Co-Agent whatsoever (any such offset, defense, claim or counterclaim as may now exist being hereby irrevocably waived by the Borrower).

                           (d) This Amendment has been duly authorized, executed
                  and delivered by the Borrower.

                  Section 2.2. Guarantor Consent. SwissAm shall execute this Amendment in the space provided below to indicate its consent to the terms of this Amendment.

                  Section 2.3. Expenses. The Borrower shall pay all reasonable expenses incurred by the Agent in connection with this Amendment, including (without limitation) the fees and disbursements of counsel for the Agent.

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                  Section 2.4. Continuing Effect. Except as otherwise expressly provided in this Amendment, all the terms and conditions of the Credit Agreement shall continue in full force and effect. All the Facility Documents also shall continue in full force and effect.

                  Section 2.5. Entire Agreement. This Amendment constitutes the entire agreement of the parties hereto with respect to an amendment of the Credit Agreement pertaining to the subject matter hereof, and it supersedes and replaces all prior and contemporaneous agreements, discussions and understandings (whether written or oral) with respect to such amendment.

                  Section 2.6. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

                  Section 2.7. Effectiveness. This Amendment shall not become effective unless and until it shall have been executed and delivered by all the parties hereto (which execution and delivery may be evidenced by telecopies).

                  IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

                                        MOVADO GROUP, INC.


                                        By:/s/John Rooney
                                            Name (Print):John Rooney
                                            Title:Corp Controller

                                        THE CHASE MANHATTAN BANK, as Agent, as
                                        Lender, as Swingline Bank and as
                                        Issuing Bank

                                        By:/s/Philip A. Mousin
                                            Philip A. Mousin
                                            Vice President

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                                        FLEET BANK, N.A., as Co-Agent and
                                        as Lender


                                        By: /s/Robert Isaksen
                                            Name (Print):Robert Isaksen
                                            Title:Vice President

                                        MARINE MIDLAND BANK


                                        By: /s/Gary Sarro
                                            Name (Print):Gary Sarro
                                            Title:Vice President


                                        THE BANK OF NEW YORK


                                        By: /s/Frank S. Bridges
                                            Name (Print):
                                            Title:


                                        CREDIT SUISSE FIRST BOSTON


                                        By: /s/Karl Studer
                                            Name (Print):  Karl Studer
                                            Title: Director


                                        By: /s/Roger Huwiler
                                            Name (Print):  Roger Huwiler
                                            Title: Associate


CONSENTED TO:

SWISSAM INC., as Guarantor


By:  /s/David R. Phalen
     Name (Print):
     Title:

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